Exhibit 10.25

SIXTH AMENDMENT TO THE

SIXTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

COTTONWOOD RESIDENTIAL O.P., LP

This Sixth Amendment (this “Amendment”) to the Sixth Amended and Restated Limited Partnership Agreement (the “Agreement”) of Cottonwood Residential O.P., LP, a Delaware limited partnership (the “Partnership”), is entered into effective as of August 21, 2023 by and among Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company (the “General Partner”), CC Advisors – SLP, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the Limited Partners set forth on Exhibit A to the Agreement. Capitalized terms used in this Amendment are defined as set forth in the Agreement.

WHEREAS, the General Partner and the Limited Partners have determined it to be in the best interest of the Partnership to amend the Agreement to increase the number of Series 2023 Preferred Units available for issuance.

NOW, THEREFORE, in consideration of the preceding, the General Partner hereby amends the Agreement as follows:

1. Exhibit K, the Partnership Unit Designation of the Series 2023 Preferred Units, shall be amended to increase the number of Series 2023 Preferred Units available for issuance from 10,000,000 to 15,000,000. Accordingly, the first sentence of Section 1 of the Partnership Unit Designation of the Series 2023 Preferred Units shall be deleted and replaced with the following:

“A class of Preferred Units is hereby designated as “Series 2023 Preferred Units,” and the number of Preferred Units constituting such class shall equal 15,000,000.”

2. As amended hereby, the Agreement shall continue in full force and effect.

3. The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.

4. This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

5. Any electronic signature of a party to this Amendment and of a party to take any action related to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature (including the signature(s) to this Amendment) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

GENERAL PARTNER:

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Enzio Cassinis
	Name:	Enzio Cassinis
	Title:	President

SPECIAL LIMITED PARTNER:

CC Advisors – SLP, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen
Name:	Gregg Christensen
Title:	Chief Legal Officer

LIMITED PARTNERS: Executed on behalf of the Limited Partners pursuant to the power of attorney set forth in Section 9.2 of the Sixth Amended and Restated Limited Partnership Agreement, as amended

Cottonwood Communities GP Subsidiary, LLC, a Maryland limited liability company

By:	Cottonwood Communities, Inc., a Maryland corporation, its sole member

	By:	/s/ Enzio Cassinis
	Name:	Enzio Cassinis
	Title:	President